Computation of Net Income Per Common Share

(Dollars in millions, except per-share data; shares in thousands)
I. Primary Net Income (Loss) Per Common Share
     Income (loss) from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     Call premium on redeemable preferred stock
     Adjusted income (loss) from continuing operations
     Discontinued operations
     Change in accounting principles
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to common stock equivalents for stock options, incentive and exchangeable shares
     Adjusted average shares outstanding for the period

     Primary earnings (loss) per share:
       Continuing operations
       Discontinued operations
       Change in accounting principles
     Primary earnings (loss) per share


II.Fully Diluted Net Income (Loss) Per Common Share
     Income (loss) from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     Call premium on redeemable preferred stock
     ESOP expense adjustment, net of tax
     Interest on convertible debt, net of tax
     Adjusted income (loss) from continuing operations
     Discontinued operations
     Change in accounting principles
     Anti-dilution adjustment, net
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to:
       Stock options, incentive and exchangeable shares
       Convertible debt
       ESOP preferred stock
     Adjusted average shares outstanding for the period

     Fully diluted earnings (loss) per share:
       Continuing operations
       Discontinued operations
       Change in accounting principles
     Fully diluted earnings (loss) per share *

* Fully diluted net income per share for the year ended December 31, 1990 is computed by dividing adjusted net income of $157 by the adjusted average shares outstanding for the period of 94,220 used in the computation of primary net income per common share. This computation is necessitated by the anti-dilutive nature of convertible debt and ESOP preferred stock which would otherwise increase fully diluted net income per share for this period.

                                                                   EXHIBIT 11

         1994            1993            1992            1991            1990

     $    794         $  (189)        $  (217)       $    438        $    610
          (41)            (38)            (39)            (60)            (63)
          (12)            (23)            (23)            (23)            (23)
          (11)              -               -               -               -
          730            (250)           (279)            355             524
            -              63             (39)             16            (367)
            -               -            (764)              -               -
     $    730         $  (187)        $(1,082)       $    371        $    157

      105,425         100,047          94,424          92,447          92,196


        3,001           1,354           1,484           2,479           2,024
      108,426         101,401          95,908          94,926          94,220


     $   6.73         $ (2.46)        $ (2.91)       $   3.74        $   5.56
            -             .62            (.41)            .17           (3.90)
            -               -           (7.97)              -               -
     $   6.73         $ (1.84)        $(11.29)       $   3.91        $   1.66



     $    794         $  (189)        $  (217)       $    438        $    610
            -             (38)            (39)              -               -
          (12)            (23)            (23)            (23)            (23)
          (11)              -               -               -               -
           (7)              -               -             (25)            (33)
            3               -               -               1               4
          767            (250)           (279)            391             558
            -              63             (39)             16            (367)
            -               -            (764)              -               -
            -               -               -               -             (34)
     $    767         $  (187)        $(1,082)       $    407        $    157

      105,425         100,047          94,424          92,447          92,196

        3,001           1,354           1,484           2,791           2,024
          881               -               -             217             881
        9,770               -               -          10,007          10,028
      119,077         101,401          95,908         105,462         105,129


     $   6.44         $ (2.46)        $ (2.91)       $   3.71        $   5.31
            -             .62            (.41)            .15           (3.65)
            -               -           (7.97)              -               -
     $   6.44         $ (1.84)        $(11.29)       $   3.86        $   1.66